UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                             CASTMOR RESOURCES LTD.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   98-0471928
                    (I.R.S. Employer Identification Number)

          4620 MANILLA ROAD SE, SUITE 10
                  CALGARY, ALBERTA                 T2G 4B7
     (Address of principal executive offices)     (zip code)

        Registrant's telephone number, including area code: 403.561.8907

     Securities to be registered pursuant to Section 12(b) of the Act: None

          Securities to be registered under Section 12(g) of the Act:
                   Common stock, $0.0001 par value per share
                                (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer     [   ]       Accelerated filer               [   ]
Non-accelerated filer       [   ]       Smaller reporting company       [ X ]

                               TABLE OF CONTENTS

                                                                            Page

EXPLANATORY NOTE                                                               3
FORWARD-LOOKING STATEMENTS                                                     3
ITEM 1.     BUSINESS.                                                          4
ITEM 1A.    RISK FACTORS.                                                     12
ITEM 2.     FINANCIAL INFORMATION.                                            15
ITEM 3.     PROPERTIES.                                                       17
ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.   17
ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS.                                 17
ITEM 6.     EXECUTIVE COMPENSATION.                                           19
ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.                   19
ITEM 8.     LEGAL PROCEEDINGS.                                                19
ITEM 9.     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
            AND RELATED STOCKHOLDER MATTERS.                                  19
ITEM 10.    RECENT SALES OF UNREGISTERED SECURITIES.                          20
ITEM 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.          20
ITEM 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.                        21
ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.                      24
ITEM 14.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
            FINANCIAL DISCLOSURE.                                             44
ITEM 15.    FINANCIAL STATEMENTS AND EXHIBITS.                                44

                                EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Once we have completed this registration, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to
Section  12(g).

As used in this registration statement, unless the context otherwise requires, "we", "us", "our" or "Castmor Resources" refers to Castmor Resources, Ltd. "SEC" refers to the Securities Exchange Commission. "Securities Act" refers to the Securities Act of 1933, as amended. "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

                           FORWARD-LOOKING STATEMENTS

Information in this registration statement contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurance can be given that the future results anticipated by the forward-looking statements will be achieved. These statements constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Such statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled "Risk Factors". Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

The forward-looking statements are based upon management's current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

                                     PART I

                             ITEM 1.     BUSINESS.

GENERAL

We were incorporated in the State of Nevada on June 27, 2005. Our office is located at 4620 Manilla Road SE, Suite 10, Calgary, Alberta T2G 4B7. We have no subsidiaries. Our telephone number is 403.561.8907. Our facsimile number is
403.451.1661. We have not been involved in any mergers or acquisitions since our inception, and there are no pending or anticipated mergers, acquisitions, spin-offs or recapitalizations.

We are an exploration stage company in that we are engaged in the search for mineral deposits that are not in either the development or production stage, with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Since we are an exploration stage company, there is no assurance that commercially exploitable reserves of valuable minerals exist on our property. We need to do further exploration before a final evaluation of the economic and legal feasibility of our future exploration is determined.

We have not commenced business operations. To date, our activities have been limited to organizational matters, acquiring our mineral claims, obtaining a geology report and the preparation and filing of our information circular and this registration statement. Our assets are limited to our mineral claims, the acquisition of which have been recorded as an expense in our financial statements in accordance with our accounting policy.

By a Transfer of Mineral Disposition dated November 7, 2005, from a non-affiliated third party, we acquired a 100% interest in the White Bear Arm
Property: two non-contiguous mineral exploration licenses (license numbers 011117M and 011300M) comprising 17 claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). One of the licenses (license number 011300M), comprising eight claims, was inadvertently allowed to expire and was cancelled on January 24, 2007. We reacquired a 100% interest in the same eight claims under a new mineral license (license number 013632M) by a Transfer of Mineral Disposition dated July 16, 2007, from a non-affiliated third party. The mineral licenses underlying the White Bear Arm Property are registered with the Government of Newfoundland and Labrador and are presently in good standing.

               MAP OF THE LOCATION OF THE WHITE BEAR ARM PROPERTY


                                [GRAPHIC OMITED]


Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the White Bear Arm Property. Upon completion of each phase of exploration, we will make a decision as to whether or not we will proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of an independent geologist who will oversee the program and record the results.

We presently have no known reserves of any type of mineral. We plan to conduct appropriate exploration work on the White Bear Arm Property in order to ascertain whether it possesses commercially exploitable reserves of valuable minerals. There can be no assurance that commercially exploitable reserves of valuable minerals exist on the White Bear Arm Property or that we will discover them, if they exist. If we are unable to find reserves of valuable minerals or we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations and our shareholders may lose their investment.

Even if Phase I of our proposed exploration program identifies high priority geological targets suitable for a Phase II diamond drilling program, we will need to raise additional funding to finance the Phase II drilling program and any additional drilling and engineering studies that are required before we will know if we have commercially exploitable reserves of valuable minerals. We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

MINERAL  CLAIMS

The White Bear Arm Property consists of two non-contiguous mineral exploration licenses comprising a total of 17 claims having a total area of 425 hectares (mineral rights licence numbers 011117M and 013632M), wholly owned by us. We hold all of our mineral titles free and clear of any encumbrances or liens.

The following table sets out all the mineral exploration licenses that currently compose the White Bear Arm Property.

--------------------------------------------------------------------------------------------
    MINERAL                                                        NATIONAL
EXPLORATION                                 NUMBER              TOPOGRAPHIC
    LICENSE                                     OF        AREA   SERIES MAP
     NUMBER  LICENSEE HOLDER                CLAIMS  (HECTARES)        SHEET   ISSUANCE DATE
--------------------------------------------------------------------------------------------

    011117M  Castmor Resources Ltd. (100%)       9         225  13A/16        July 13, 2005
    013632M  Castmor Resources Ltd. (100%)       8         200  13A/16, 3D13  June 4, 2007
--------------------------------------------------------------------------------------------

             TOTALS                             17         425
                                                           (1,054.8 acres)
============================================================================================

Our mineral exploration licenses entitle us to explore the claims composing the White Bear Arm Property subject to the laws and regulations of the Province of Newfoundland and Labrador. Title to mineral claims are issued and administered by the Mineral Lands Division of the Ministry of Natural Resources, and title must comply with all provisions under the Mineral Act of Newfoundland and Labrador.

Under Newfoundland law, our mineral licenses may be held for one year after the date of Issuance Date, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing.

GLOSSARY  OF  TECHNICAL  TERMS

The following are the definitions of certain technical and geological terms used in this registration statement:

AMPHIBOLE: Family of silicate minerals forming prism or needle-like crystals. Amphibole minerals generally contain iron, magnesium, calcium and aluminum in varying amounts, along with water.

AMPHIBOLITE: A dark-colored metamorphic rock of mafic composition consisting mainly of the minerals hornblende and plagioclase.

ANATECTIC:  Having  melted  from  preexistent  rock.

ASSAY: A chemical analysis that determines the amount of easily extractable elements in a sample (of rock, soil, till, silt, etc.). The concentrations of precious metals such as gold and silver are typically reported as grams of metal per tonne of rocks; base metal assays (copper, lead, zinc, etc.) are given in weight percent. Assay sheets from laboratories typically give gold concentrations in parts per billion (ppb). 1000 ppb equals 1 part per million
(ppm), equals 1 gram/tonne (there are about 34 grams in an ounce). Base metal assays are typically measured in ppm (10,000 ppm equals one percent).

BIOTITE: common rock-forming mineral of the mica family. Biotite is a black or dark brown silicate rich in iron, magnesium, potassium, aluminum, and, of course, silica. Like other micas, it forms flat book-like crystals that peel apart into individual sheets on cleavage planes.

BOREAL:  Referring  to  the  northern  forests.

CO:  The  chemical  symbol  for  Cobalt.

CONTACT: The surface of delimitation between a vein and its wall, or country rock.

CU:  The  chemical  symbol  for  Copper.

DERIVATIVE: A rock composed of materials derived from the weathering of older rocks, a sedimentary rock, or a rock formed of material that has not been in a state of fusion immediately before its accumulation.

DYKES: Tabular igneous intrusions that cut across the bedding or foliation of the country rock.

ECOCLIMATE: Climate operating as an ecological factor. The sum of the meteorological factors within a habitat.

ESKERS: A long, narrow ridge of coarse gravel deposited by a stream flowing in or under a decaying glacial ice sheet.

FACIES: The overall characteristics of a rock unit that reflect its origin and differentiate the unit from others around it. Mineralogy and sedimentary source, fossil content, sedimentary structures and texture distinguish one facies from another.

FELSIC:  Igneous  rock  composed  principally  of  feldspars  and  quartz.

FERROMAGNESION:  Containing  iron  and  magnesium.

FLUVIOGLACIAL: Pertaining to the meltwater streams flowing from wasting glacier ice and esp. To the deposits and landforms produced by such streams, as kame terraces and outwash plains; relating to the combined action of glaciers and streams.

FOLIATED: Of a planar structure or any planar set of minerals in metamorphic rocks that formed from direct pressure during deformation.

GABBRO: Coarse grained mafic intrusive rock composed mainly of plagioclase and pyroxene.

GABBROIC:  Having  the  quality  of  gabbro

GABBRONORITE: Gabbro containing orthopyroxene and labradorite, a plagioclasic feldspar.

GARNET: Any of a group of hard silicate minerals having the general formula asb2(sio4)3, occurring chiefly as well-formed crystals in metamorphic rocks.

GARNETIFEROUS:  Containing  garnets.

GEOPHYSICS: The study of the physical properties of the earth and the composition and movement of its component rock. Geophysics is used extensively in mineral exploration to detect mineralized rocks characterized by any one or more of their physical properties.

GNEISS: A layered or banded crystalline metamorphic rock, the grains of which are aligned or elongated into a roughly parallel arrangement.

GOSSAN: A rusty rock in which iron-bearing sulphide minerals have been oxidized by air and water. Gossans may overlie a significant sulphide body.

GRANITE:  Medium  to  coarse-grained  felsic  intrusive  rock.

GRANITE: An igneous (formed from molten material) rock that solidified within the Earth's crust and is principally composed of quartz, feldspar, and biotite.

GRANITIC:  See  Granitoid.

GRANITOID:  Pertaining  to  or  composed  of  granite.

GRANULITE: A relatively coarse, granular rock formed at high pressures and temperatures, which may exhibit a crude gneissic structure due to the parallelism of flat lenses of quartz or feldspar.

GRAPHITE:  Native  carbon  mineral  often  with  high  conductance  properties.

IGNEOUS:  Rock  or  material,  which  solidified  from  molten  material.

INTRUSION:  A  mass  of  rock  that has been forced into or between other rocks.

INTRUSIVE: A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

LITHOLOGY: The character of a rock described in terms of its structure, color, mineral composition, grain size, and arrangement of its component parts; all those visible features that in the aggregate impart individuality to the rock.

MAFIC: Pertaining to or composed of the ferromagnesian rock-forming silicates, said of some igneous rocks and their constituent minerals.

MAGMA: Molten rock, formed within the inner parts of the Earth, which crystallizes to form an igneous rock.

MAGMATIC SULPHIDE DEPOSIT: A deposit - usually of nickel, copper, cobalt or platinum group elements - that is found in mafic or ultramafic igneous rocks.

MAGNETITE: Magnetic iron ore, being a black iron oxide containing 72.4% iron when pure.

MASL:  Metres  above  sea  level.

MASS: A large irregular deposit of ore, which cannot be recognized as a vein or bed.

METAMORPHIC: A rock that has been altered by physical and chemical processes including heat, pressure, and fluids.

METASEDIMENTARY: Having the quality of a sediment or sedimentary rock that shows evidence of having been subjected to metamorphism.

MIGMATITIC: Having the quality of a composite rock composed of igneous or igneous-appearing and metamorphic materials that are generally distinguishable megascopically.

MONZONITE: A granular plutonic rock containing approximately equal amounts of orthoclase and plagioclase, and thus intermediate between syenite and diorite.

MORAINAL: Have the quality of a mass of rocks, gravel, sand, clay, etc., carried and deposited directly by a glacier.

NI:  The  chemical  symbol  for  Nickel.

OLIVINE: A naturally occurring mineral (magnesium-iron silicate) that is usually olive green.

PARAGNEISS:  A  gneiss  formed  by  the  metamorphism  of  a  sedimentary  rock.

PELITIC: A fine-grained sedimentary rock composed of more or less hydrated aluminum silicates with which are mingled small particles of various other minerals.

PLAGIOCLASE: Any of a series of triclinic minerals of the feldspar family, ranging in composition from albite to anorthite and found in many rocks.

PSAMMITIC:  Of  or  having  the  quality  of  fine-grained,  clayey  sandstone.

PYRITE:  Iron  sulphide.

QUARTZOFELDSPATHIC: Composition of a rock particularly rich in silica and feldspar.

SULPHIDE: Minerals in which the metallic elements are chemically bound to sulphur.

TERRACE: A raised portion of an ancient riverbed or a bank on which alluvial deposits may be found.

TROCTOLITE: Igneous rock, found in the lunar highlands, composed of plagioclase and olivine.

ULTRAMAFIC:  An  igneous  rock  composed  chiefly  of  mafic  minerals.

HISTORY  OF  THE  CLAIMS

According to the geological report prepared by Jacques Whitford Limited, previous exploration work in the area of the White Bear Arm Property extends back to the 1950s, when various reconnaissance missions were performed throughout the Province of Newfoundland and Labrador. Documented field work is found back to the mid 1990s, when the massive Voisey's Bay nickel-copper deposits were discovered, spurring an exploration rush throughout much of Labrador.

In the immediate area of the White Bear Arm Property, detailed mineral exploration work was completed by Noranda Mining and Exploration Inc. in 1995 and 1996. Geological mapping, prospecting, geochemical sampling, airborne electromagnetics, and ground geophysics are some of the many surveys completed over the property. Noranda explored the area for its magmatic Ni-Cu sulphide potential.

Geological mapping and compilation has been completed by the Newfoundland and Labrador Department of Mines and Energy. In the most recent mapping, the White Bear Arm Complex ("WBAC") is described as being composed of gabbronorite, olivine gabbronorite and troctolite, together with lesser monzonite and metamorphic derivatives that in the south are strongly deformed and metamorphosed to amphibolite intercalated with metasedimentary gneiss of the Paradise River Metasedimentary Gneiss Belt (PRMBGB). Pronounced Ni, Co and Cu lake bottom anomalies were also noted in the eastern end of the WBAC An assay of 0.15% Cu and 0.13% Ni was historically returned from a gossan at Mountain Brook in the WBAC.

LOCATION  AND  ACCESS

The White Bear Arm Property is located approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada. The mineral licenses composing the White Bear Arm Property straddle the boundary between National Topographic Series map sheets 13A/16 and 3D/13. The following map shows the distribution of the claims underlying the White Bear Arm Property, in the vicinity of Charlottetown, southeastern Labrador. The property is approximately five kilometers from tidewater.

  MINERAL EXPLORATION LICENSES OF THE WHITE BEAR ARM PROPERTY AND GENERALIZED
                                    GEOLOGY


                                [GRAPHIC OMITED]


Charlottetown, located 290 kilometers east-southeast of the town of Goose Bay, has a gravel air strip for scheduled air traffic, and is serviced by chartered float plane and scheduled coastal boat traffic during ice free months (June to October). The town has a motel, and some supplies and services can be procured there.

The White Bear Arm Property is accessible by helicopter for the purpose of an initial assessment.

TOPOGRAPHIC  AND  PHYSICAL  ENVIRONMENT

The area is moderately to heavily wooded, with some open barren areas on ridges and hilltops, and underlain by a thick layer of muskeg and caribou moss. The topography of the area is locally rugged, with elevations ranging from up to 230 masl, locally. The area is heavily wooded.

The White Bear Arm Property is located within the Paradise River Ecoregion, classified as having a maritime mid-boreal ecoclimate, with its forests dominated by closed stands of balsam fir and black spruce. The region is dominated by northwest trending lakes and bays that mimic the structural grain of the bedrock. Relief is locally rugged, with elevations reaching 300 meters above sea level. The area is heavily wooded, with some open barren areas on ridges and hilltops.

Composed of granites, gneisses, and gabbroic intrusive rocks, the area is generally rough and undulating with deeply dissected coastal margins. Its surface rises rapidly from the sea coast to elevations of about 300 masl, and is covered with sandy morainal deposits of variable thickness. Fluvioglacial deposits are sporadically distributed in the form of eskers and river terraces.

The general area is marked by cool, rainy summers and cold winters. The mean annual temperature is approximately 1 Celsius. The mean summer temperature is
11.5 Celsius and the mean winter temperature is -9 Celsius. The mean annual precipitation ranges 800-1100 millimeters.

REGIONAL  GEOLOGY

The White Bear Arm Property lies within the eastern portion of the Grenville lithotectonic province of Labrador, within rocks of the PRMGB. The belt consists of sulphide-bearing pelitic, migmatitic metasedeimentary gneiss and minor psammitic gneiss at amphibolite to granulite facies, which are intercalated with granitoid and mafic-ultramafic intrusives. The latter are generally interpreted by field regional geophysics to be part of the WBAC, which has locally intruded and assimilated the PRMGB, and is interpreted to underlie it. According to

Jacques Whitford Limited, the juxtaposition of a possible nickel source (WRAC) with sulphidic host material (PRMGB), and the presence of significant Ni-Cu-Co lake bottom anomalies provide an ideal exploration environment for Ni-Cu magmatic sulphide deposits.

LOCAL  GEOLOGY

Detailed geology in the vicinity of the White Bear Arm Property was extrapolated by Jacques Whitford Limited from work completed by Noranda Mining and Exploration Inc. Underlying the area, the principal lithology is a quartzofeldspathic, frequently garnetiferous (some samples contain up to 50% garnet), meta-sedimentary gneiss. The gneiss is foliated uniformly, trends towards the northwest, and is steeply dipping. The outcrop consists of banded pink and black, fine-grained garnet-biotite gneiss.

Locally, the spectacular flake graphite is developed, and can attain 5% of the rock over narrow widths. Additionally, disseminated pyrite, commonly 2-3% (occasionally up to 20%) as patches, occurs as rusty staining within the gneiss. Traces of chalcopynte was locally noted to occur in the area.

Where exposure is adequate, amphibolite is seen to occur parallel to the foliation, as narrow (amphibole and garnet mineralogy) dykes, comprising dominantly amphibole, garnet and magnetite.

Granite in the area occurs both as granitic gneiss with banding and anatectic (diffuse veining) textures, as well as totally undeformed dykes and masses with sharp contacts. These late granites are found to cross-cut both the paragneisses and amphibolites.

GEOLOGY  REPORT

In January 2006, we retained Jacques Whitford Limited to complete an initial evaluation of the White Bear Arm Property and to prepare a geological summary report on it. No representative of Jacques Whitford Limited visited the property prior to preparing the report.

Jacques Whitford Limited is a Canadian owned multidisciplinary environmental engineering and sciences consulting firm providing solutions to clients in both the public and private sectors. Formed in 1972, the firm has grown to more than 1,100 staff located in 40 offices across Canada, the United States and internationally. Jacques Whitford is licensed to practice Professional Geoscience in Newfoundland and Labrador.

RECOMMENDED  EXPLORATION  PROGRAM

Based on their review of data relating to the White Bear Arm Property, Jacques Whitford concluded that the White Bear Arm Property warrants further exploration because the regional and local geology indicate a prospective environment for hosting Ni-Cu sulphide deposits or industrial minerals such as garnet. In particular, the area contains sulphide-bearing rock, through which mafic, Ni-bearing magma intrudes. Garnetiferous gneiss has also been mapped on the property. Jacques Whitford recommended a two-phase exploration program to further evaluate the property.

An estimated budget for our exploration program is set out in the following table:


--------------------------------------------------------------------------
PHASE I
--------------------------------------------------------------------------

Geologist, sampling and mapping supervision                       $  2,700
Geological assistant                                              $  1,500
Rock, stream sediment and till sampling                           $  2,500
Room and board lodging in Charlottetown                           $  1,000
Transportation from Goose Bay to project area                     $ 13,500
Permits, fees, filings, insurance and other administrative items     1,000
Reports and maps                                                     1,000
Overhead                                                          $  3,480
--------------------------------------------------------------------------

TOTAL PHASE I COSTS:                                              $ 26,680
--------------------------------------------------------------------------

PHASE II
--------------------------------------------------------------------------

Diamond Drilling and Core Sampling                                $170,000
Overhead                                                          $ 25,500
--------------------------------------------------------------------------

TOTAL PHASE II COSTS:                                             $195,500
--------------------------------------------------------------------------

TOTAL PROGRAM COSTS:                                              $222,180
==========================================================================

The above budget was provided to us by Jacques Whitford and is contained in their geological report respecting the White Bear Arm Property. Actual project costs may exceed Jacques Whitford's estimates.

We have sufficient capital to complete Phase I of our exploration program. If Phase I of our exploration program identifies high priority targets for further exploration in Phase II, then we expect to complete Phase II within 12 months of obtaining our Phase I results. We will not have sufficient funds from this offering to initiate Phase II of our exploration plan, even if we sell all of the offered shares.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

MANAGEMENT  EXPERIENCE

Our management has no professional training or technical credentials in the exploration, development, and operation of mines. Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. They may make mistakes in their decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

GEOLOGICAL  AND  TECHNICAL  CONSULTANTS

Since our officers and directors are inexperienced with exploration, we intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the White Bear Arm Property as needed. We do not presently have any verbal or written agreement regarding the retention of any such person for the exploration program.

COMPETITIVE  FACTORS

The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we will generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

LOCATION  CHALLENGES

We do not expect any major challenges in accessing the White Bear Arm Property during the initial exploration stages.

REGULATIONS

Our mineral exploration program is subject to the regulations of the Department of Natural Resources of Newfoundland & Labrador.

We will secure all necessary permits for exploration and, if development is warranted on the property, we will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Exploration stage companies are not required to discuss environmental matters except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in Canada is returning the surface to its previous condition upon abandonment of the property.

EMPLOYEES

We currently have no employees other than our two officers and directors, who have not been paid for their services and will not receive compensation from the proceeds of this offering. We do not have any employment agreements with our directors and officers. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.


                           ITEM 1A.     RISK FACTORS.

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED AND OUR SHAREHOLDERS COULD LOSE ALL OR PART OF THEIR INVESTMENT.

(1) IT IS IMPOSSIBLE TO EVALUATE THE INVESTMENT MERITS OF OUR COMPANY BECAUSE WE HAVE NO OPERATING HISTORY.

We are an exploration stage company with no operating history upon which an evaluation of our future success or failure can be made. We were incorporated on June 27, 2005, and have accumulated a net loss of $24,306 against no revenue. Thus far, our activities have been primarily limited to organizational matters, acquiring our mineral claims, obtaining a geology report and the preparation and filing of our offering circular and this registration statement.

(2) SINCE MINERAL EXPLORATION IS A HIGHLY SPECULATIVE VENTURE, ANYONE PURCHASING OUR STOCK WILL LIKELY LOSE THEIR ENTIRE INVESTMENT.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure. In such a case, we would be unable to complete our business plan and our shareholders may lose their entire investment.

(3)  IF  WE  DO  NOT  OBTAIN  ADDITIONAL  FINANCING,  OUR  BUSINESS  MAY  FAIL.

The proceeds from our initial public offering are estimated to be sufficient to complete Phase I of the proposed exploration of our mineral claims but we will need to obtain additional financing in order to complete our business plan. As of February 29, 2008, we had cash on hand of $71,188. Our business plan calls for significant expenses in connection with the exploration of our mineral property. Phase I of the proposed exploration program on our claims as recommended by our consulting geologist is estimated to cost $26,680. We will require additional financing in order to complete Phase II, which is estimated to cost $195,500. Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable minerals, we will require additional funds in order to place our mineral claim into commercial production. While we do not presently have sufficient information about the claims to estimate the amount required to place the mineral claims into commercial production, there is a risk that we may not be able to obtain whatever financing is required. Obtaining additional financing will depend on a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our shareholders may lose their entire investment.

(4) SINCE MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL, WE MAY NOT BE ABLE TO PROFITABLY SELL ANY MINERALS THAT WE FIND.

If we are successful in locating commercially exploitable reserves of valuable minerals, we can provide no assurance that we will be able to sell it. Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include fluctuations in the market price of such minerals due to changes in supply or demand, the proximity and capacity of processing facilities for the discovered minerals, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

(5) IF WE CANNOT COMPETE SUCCESSFULLY WITH OTHER EXPLORATION COMPANIES, OUR EXPLORATION PROGRAM MAY SUFFER AND OUR SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

We are an exploration stage company engaged in the business of exploring for commercially producible quantities of minerals. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impede our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

Many of the resource exploration stage companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. As a result, our competitors will likely have resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance the exploration of our mineral property.

(6) COMPLIANCE WITH GOVERNMENT REGULATIONS IN THE COURSE OF EXPLORING OUR MINERAL PROPERTY MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM SO THAT WE ARE UNABLE TO COMPLETE THE PROGRAM OR ACHIEVE PROFITABILITY.

Exploration and exploitation activities are subject to federal, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

We will be subject to the Mining Act of Newfoundland as we carry out our exploration program. We may be required to obtain work permits, post bonds, and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. If we are unable to complete our exploration program or achieve profitability, our investors may lose their entire investment.

(7) SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING SHARES PURCHASED THROUGH THIS OFFERING.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. Therefore, we do not anticipate declaring or paying dividends in the foreseeable future. Furthermore, payment of dividends, if any, in the future is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors.

(8) SINCE OUR EXECUTIVE OFFICERS HAVE NO EXPERIENCE IN MINERAL EXPLORATION AND DO NOT HAVE FORMAL TRAINING SPECIFIC TO MINERAL EXPLORATION, THERE IS A HIGHER RISK THAT OUR BUSINESS WILL FAIL.

Our executive officers have no experience in mineral exploration and do not have formal training in geology or in the technical aspects of management of a mineral exploration company. This inexperience presents a higher risk that we will be unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our investors will lose all of their investment.

(9) IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS WILL FAIL.

We will compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent upon our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as mineral exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel and we do not intend to do so until we have proved mineral reserves. If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

(10) SINCE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY WILL ONLY BE DEVOTING SIX HOURS PER WEEK TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

Our officers have other outside business activities and will only be devoting six hours per month, to our operations. As a result, our operations may be sporadic and occur at times that are convenient to our officers. Consequently, our business activities may be periodically interrupted or suspended.

(11) OUR OFFICERS AND DIRECTORS OWN A CONTROLLING PERCENTAGE OF VOTING STOCK, WHICH WILL ALLOW THEM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

Our directors and executive officers collectively own 75% of our outstanding voting stock. Accordingly, these stockholders, as a group, will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our
Articles  of  Incorporation  do  not  provide  for  cumulative  voting.

(12) SINCE SUBSTANTIALLY ALL OF OUR ASSETS, DIRECTORS AND OFFICERS ARE LOCATED OUTSIDE THE UNITED STATES, IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of any of our officers or directors. All of our directors and officers are residents of Canada and neither of them have an agent for service in the United States. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

(13) WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR SHAREHOLDERS' INVESTMENT.

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of preferred stock, par value $.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any: (i) the rate of dividends payable thereon; (ii) the price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this registration statement, no shares of preferred stock have been issued.


                       ITEM 2.     FINANCIAL INFORMATION.

Our business plan is to explore the White Bear Arm Property to determine whether it contains commercially exploitable reserves of valuable minerals. We intend to proceed with Phase I of the exploration program recommended by Jacques Whitford. Phase I will consist of expanded geological mapping, and geochemical sampling that will cover previously established grid areas, as well as other prospective sites that may be developed to delineate either base metals or industrial minerals. Geochemical sampling will include rock, stream sediment and till sampling. Several airborne electromagnetic anomalies will be re-verified on the ground and mapped for size and extent. If Phase I develops any high priority targets for further exploration, then we will proceed with Phase II of the proposed exploration program, consisting of 800 to 1000 metres of diamond drilling, mobilized to the nearest road by truck, then helicopter-supported from that point. We anticipate that Phase I will cost approximately $26,660 while Phase II would cost approximately $195,500 To date, we have not commenced exploration on the White Bear Arm Property.

We expect that Phase I of our exploration program will be concluded by July 1, 2008. During Phase I we will retain a consulting geologist to review all past exploration data relating to the White Bear Arm Property and plot relevant information on a map. This is known as geological mapping. Based on this mapping, the geologist will choose property areas that are most likely to host economic mineralization. He will then conduct a sampling program focusing on these property areas by gathering rock and soil samples from the identified areas that appear to contain mineralization. The samples will be sent to a laboratory for mineral analysis. By August 2008, we should receive the results of the sample analysis and be able to determine which property areas, if any, contain significant mineralization.

If the results of Phase I warrant further exploration, we plan to commence Phase II of the exploration program in August 2008. Phase II will take approximately three months to complete and will consist of using heavy equipment to drill up to five holes to a depth of 200 meters. Drilling locations will be determined by analyzing the results of the Phase I sampling program. Cylinders of rock will be removed from the drill holes and sent to a laboratory for mineral analysis.

Results  will  indicate the presence of any minerals below the property surface.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program. Jacques Whitford have indicated that, subject to availability, they would be prepared to oversee the exploration program, but we have not discussed any terms of such an arrangement. We are also uncertain as to when Jacques Whitford will have qualified personnel available to oversee the exploration program.

We have sufficient capital to complete Phase I of our exploration program. If Phase I of our exploration program identifies high priority targets for further exploration in Phase II, then we expect to complete Phase II within 12 months of obtaining our Phase I results. We will not have sufficient funds from this offering to initiate Phase II of our exploration plan, even if we sell all of the offered shares.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

Our officers will only be devoting approximately six hours per week of their time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months because all exploratory work is being performed by an outside consultant. If, however, the demands of our business require more time of our officers, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, they are prepared to adjust their timetables to devote more time to our business. They may, however, not be able to devote sufficient time to the management of our business, as and when needed.

We do not have plans to purchase any significant equipment or to hire any employees during the next 12 months and until we have proved reserves.

RESULTS  OF  OPERATIONS

Our business is in the early stage of development. Since inception on June 27, 2005 we have not earned any revenue and we have not identified any commercially exploitable reserves of valuable minerals on our property. We do not anticipate earning revenue until such time as we have entered into commercial production of the White Bear Arm Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable reserves of valuable minerals on the White Bear Arm Property, or that if such resources are discovered that we will commercially produce them.

We incurred operating expenses in the amount of $24,306 for the period from inception on June 27, 2005 to February 29, 2008. These operating expenses included: (a) professional fees of $11,172; (b) office expenses of $5,031; (c) mineral property acquisition and exploration costs of $5,000; (d) interest expenses of $1,750; and (e) other expenses of $1,353.

LIQUIDITY  AND  CAPITAL  RESOURCES

Since inception on June 27, 2005 our activities have been financed from the proceeds of share subscriptions and a promissory note for $15,000 issued to a non-affiliated third party on July 31, 2007. The promissory note accrues interest at the rate of 20% per annum, calculated semi-annually, and is due and payable on July 31, 2008. Proceeds from the promissory note were used to pay for offering expenses, claim renewal and working capital.

As of February 29, 2008 we had total assets of $71,188 comprised entirely of cash. We have sufficient working capital to maintain our present level of operations for the next 12 months and to complete Phase I of our proposed exploration program, but not Phase II. We will be required to seek additional funding in order to complete Phase II of our exploration program.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

                            ITEM 3.     PROPERTIES.

We have a 100% interest in the White Bear Arm Property, comprising 17 mineral claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). This interest only relates to the right to explore for and extract minerals from the claims. We do not own any real property interest in the claims. We do not own or lease any property other than the White Bear Arm Property.

  ITEM 4.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 29, 2008 by (i) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (ii) each of our Directors and executive officers; and
(iii) all our directors and executive officers as a group.

----------------------------------------------------------------------
NAME                                             NUMBER OF SHARES   %
----------------------------------------------------------------------

Fidel Thomas                                            1,000,000    8
4620 Manilla Road SE, Suite 10
Calgary, Alberta  T2G 4B7

Alfonso Quijada                                         8,300,000   67
4620 Manilla Road SE, Suite 10
Calgary, Alberta  T2G 4B7
----------------------------------------------------------------------

Directors and officers as a group (two persons)         9,300,000   75
======================================================================

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

                 ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS.

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

-----------------------------------------------------------------------------------------------------------------------
                                                                                                  TERM PERIOD SERVED AS
NAME             POSITION                                                                    AGE  DIRECTOR/OFFICER
-----------------------------------------------------------------------------------------------------------------------

Fidel Thomas     Chief Executive Officer, President, Chief Financial Officer and a director   42        2007 to present

Alfonso Quijada  Vice-President, Chief Operating Officer, Secretary and a director            37        2006 to present
-----------------------------------------------------------------------------------------------------------------------


Fidel Thomas has been an independent corporate communications and business development consultant since 2003. His clients include numerous private and publicly held corporations, including Minco Gold Corp., Minco Silver Corp., Trivello Energy Corp., SMS Active Technologies and Visiphor Corp. Originally, an actor, screen-writer and director, Mr. Thomas was active in the Canadian entertainment industry from 1997 to 2002, through his production company, Inner Vision Images Motion Picture Corp., and later, as an officer and director of AMP Productions, Ltd. from 2003 to 2007. He is also currently Chief Executive Officer and a director of Pickford Minerals, Inc. Ltd, an exploration company having mineral interests in Labrador, Canada. Mr. Thomas received a Bachelor of Sociology from the University of East London in September, 1994. He earned a Diploma in Media Practice from the University of Central London in 1998. In 2007, he successfully completed a mining professional development course at the Norman B. Keevil Institute of Mining Engineering at the University of British Columbia.

Alfonso Quijada has raised millions of dollars for private and public companies, including $1.8 million for Rhino Films and $2.5 million for an oil refinery in Bulgaria. From 1994 through to 1998 he was the founder and president of New

World Artist Productions Inc., an international production company, focused primarily on live-productions and music development in Japan. He was the VP of Investor Relations for Tri-Gate Entertainment Inc. from 2000 to 2003. From 2002 to 2003, Mr. Quijada also headed up investor relations for TNR Gold Corp. Since 2003, he has served as an independent consultant, advising companies on corporate development and finance. He is also currently Chief Operating Officer and a director of Pickford Minerals, Inc. Ltd, an exploration company having mineral interests in Labrador, Canada.

Messrs. Thomas and Quijada are the only "promoters" of our company, as defined by Rule 405 of the Securities Act.

We do not anticipate that any conflicts of interest will arise with respect to our directors' concurrent involvement with Pickford Minerals, Inc. or their other business activities. Our directors do not have and will not accept any employment with any enterprise that may conflict with their duties to Castmor Resources.

The address for all our officers and directors is 4620 Manilla Road, SE, Suite 10, Calgary, AB T2G 4B7.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

During the past five years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES  OF  THE  BOARD

All proceedings of the board of directors for the fiscal year ended August 31, 2007 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Fidel Thomas, at the address appearing on the first page of this registration statement.

AUDIT  COMMITTEE  FINANCIAL  EXPERT

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

                      ITEM 6.     EXECUTIVE COMPENSATION.

To date we have no employees other than our officers. No compensation has been awarded, earned or paid to our officers. We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we have proven mineral reserves.

There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

          ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

We have issued common stock to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

------------------------------------------------------------------------------------------------------------------------------------
NAME             POSITION WITH COMPANY                                                       SHARES     CONSIDERATION  DATE
------------------------------------------------------------------------------------------------------------------------------------
Fidel Thomas     Chief Executive Officer, President, Chief Financial Officer and a director  1,000,000  $         100  June 30, 2007

Alfonso Quijada  Vice-President, Chief Operating Officer, Secretary and a director           8,300,000  $         830  July 15, 2006
------------------------------------------------------------------------------------------------------------------------------------

Messrs. Thomas and Quijada are the only "promoters" of our company, as defined by the Rule 405 of the Securities Act.

                         ITEM 8.     LEGAL PROCEEDINGS.

Neither Castmor Resources, nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Castmor Resources or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

ITEM 9.     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS.

NO ESTABLISHED PUBLIC MARKET FOR COMMON STOCK

On March 4, 2008, our common stock was cleared for quotation on the Pink Sheets quotation service under the symbol CASL. There is not, however, an established public market for our shares.

NEW  RULE  144

Castmor Resources is presently a "shell company" as defined under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. The new Rule 144 cannot be relied upon for the resale of securities of a shell company, and may be relied upon to sell securities of a former shell company only if all of the following conditions are met: the issuer has ceased to be a shell company; the issuer is subject to the reporting requirements of the Exchange Act; the issuer has filed all Exchange Act reports required for the past 12 months; and at least one year has elapsed from the time that the issuer filed current Form 10 information on Form 8-K changing its status to a non-shell company.

HOLDERS

There are 53 shareholders of record for the common shares.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PENNY STOCK REGULATION

Our shares must comply with the Penny Stock Reform Act of 1990, which may potentially decrease our shareholders' ability to easily transfer their shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that must comply with the penny stock rules. Since our shares must comply with such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

               ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

On July 16, 2005, we issued 10,300,000 restricted common shares to a director in exchange for debt settlement in connection with professional fees in the amount $1,030 paid on behalf of the Company by a director of the Company. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Regulation S of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On October 25, 2005, we issued 750,000 restricted common shares to a non-affiliated person in exchange for cash of $15,000. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Regulation S of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

On October 31, 2005, we issued 180,000 restricted common shares to a non-affiliated person in exchange for debt settlement in connection with the acquisition of mineral claims for $3,600 (CAD$4,250). The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Regulation S of the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

       ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                                    GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share and 50,000,000 shares of preferred stock at a par value of $0.0001 per share.

                                  COMMON STOCK

As of the date of this registration statement, there were 12,435,000 shares of our common stock issued and outstanding that are held by 53 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. At all meetings of shareholders, except where otherwise provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

                                PREFERRED STOCK

We have authorized 50,000,000 shares of preferred stock at a par value of $0.0001 per share. We have no shares of preferred stock outstanding as of the date of this registration statement.

                            SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

                                    OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

                             CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                           NEVADA ANTI-TAKEOVER LAWS

The Nevada Revised Statutes Sections 78.378 through 78.3793, under certain circumstances, place restrictions upon the acquisition of a controlling interest in a Nevada corporation, including the potential requirements of shareholder approval and the granting of dissenters' rights in connection with such an acquisition. These provisions could have the effect of delaying or preventing a change in control of our company.

TRANSFER AGENT

Our transfer agent and registrar is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Scottsdale, Arizona 85251.

            ITEM 12.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Under  Article  IX,  our  bylaws  provide  the  following  indemnification:

01.     INDEMNIFICATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02.     DERIVATIVE  ACTION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.     SUCCESSFUL  DEFENSE

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and ..02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.     AUTHORIZATION

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.     ADVANCES

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.     NONEXCLUSIVITY

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.     INSURANCE

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.     "CORPORATION"  DEFINED

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.     FURTHER  BYLAWS

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

           ITEM 13.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

                         INDEX TO FINANCIAL STATEMENTS

                             CASTMOR RESOURCES LTD.
                         (A DEVELOPMENT STAGE COMPANY)



     FINANCIAL STATEMENTS FOR THE SIX MONTH PERIOD ENDED FEBRUARY 29, 2008
                                  (UNAUDITED)

Balance Sheets
Statements of Stockholders' Equity
Statements of Operations
Statements of Cash Flows
Notes to Financial Statements

  FINANCIAL STATEMENTS FOR THE YEARS ENDED AUGUST 31, 2006 AND AUGUST 31, 2007

Report of Independent Registered Public Accounting Firm
Balance Sheets
Statements of Stockholders Equity
Statements of Operations and Deficit
Statements of Cash Flows
Notes to Financial Statements


CASTMOR RESOURCES LTD.
(An exploration stage company)

Balance Sheets
February 29, 2008
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)

-------------------------------------------------------------------------------------------------------------
                                                                                   February 29     August 31
                                                                                          2008          2007
-------------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                        $     71,188     $   16,889
Mineral resource security deposit                                                       3,763          3,763
-------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                     $     74,951     $   20,652
=============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                                4,377          2,877
Promissory note                                                                        15,000         15,000
-------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                      19,377         17,877
-------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

SHARE CAPITAL
Authorized:
    50,000,000 preferred shares at a par value of $0.0001 per share
        Issued and outstanding:  Nil
    100,000,000 common shares with a par value of $0.0001 per share
        Issued and outstanding:  12,435,000 common shares                               1,244          1,123
                                (August 31, 2007:  11,230,000)

ADDITIONAL PAID-IN CAPITAL                                                             78,636         18,507

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                                    (24,306)       (16,855)
-------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                                             55,574          2,775
-------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $     74,951     $   20,652
=============================================================================================================

The accompanying notes are an integral part of these financial statements.


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Stockholders' Equity
For the period from June 27, 2005 (inception) to February 29, 2008
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------------
                                                                                                    Deficit
                                                                                                accumulated          Total
                                                                                    Additional       during  stockholders'
                                                Preferred Stock  Common Stock          paid-in  exploration         equity
                                                Shares  Amount      Shares  Amount     capital        stage   (deficiency)
--------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for settlement
     of debt July 16, 2005 ($0.0001 per share)       -  $    -  10,300,000  $1,030  $        -  $        -   $      1,030

Loss and comprehensive loss for the period           -       -           -       -           -      (1,914)        (1,914)
--------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2005                             -       -  10,300,000  $1,030  $        -  $   (1,914)  $       (884)
--------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     October 25, 2005 ($0.02 per share)              -  $    -     750,000  $   75  $   14,925  $        -   $     15,000

Issuance of common stock for settlement
   of debt October 31, 2005 ($0.02 per share)        -  $    -     180,000  $   18  $    3,582  $        -   $      3,600

Loss and comprehensive loss for the year             -       -           -       -           -      (9,537)        (9,537)
--------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2006                             -  $    -  11,230,000  $1,123  $   18,507  $  (11,451)  $      8,179
--------------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year             -       -           -       -           -      (5,404)        (5,404)
--------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2007                             -  $    -  11,230,000  $1,123  $   18,507  $  (16,855)  $      2,775
--------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     November 30, 2007 ($0.05 per share)             -  $    -   1,205,000  $  121  $   60,129  $        -   $     60,250

Loss and comprehensive loss for the period           -       -           -       -           -      (7,451)        (7,451)
--------------------------------------------------------------------------------------------------------------------------

Balance, February 29, 2008                           -  $    -  12,435,000  $1,244  $   78,636  $  (24,306)  $     55,574
==========================================================================================================================

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(A exploration stage company)

Statements of Operations
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)


------------------------------------------------------------------------------------------------------------------------------------
                                                         Cumulative from
                                                           June 27, 2005     Three months ended         Six months ended
                                                          (inception) to    February 29    February 28    February 29    February 28
                                                       February 29, 2008           2008           2007           2008           2007
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES

Bank charges                                           $            179     $       72     $        -     $      104     $       12
Consulting fees                                                     398              -              -              -              -
Interest                                                          1,750            750              -          1,500              -
Office expenses                                                   5,031              -             17              -             56
Professional fees                                                11,172          5,071              -          5,071              -
Resource property acquisition and exploration costs               5,000              -              -              -              -
Transfer Expenses                                                   880              -              -            880              -
Foreign exchange gainloss)                                         (104)             -              -           (104)             -
------------------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                             24,306          5,893             17          7,451             68
------------------------------------------------------------------------------------------------------------------------------------

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD         $        (24,306)    $   (5,893)    $      (17)    $   (7,451)    $      (68)
------------------------------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                            $    (0.00)    $    (0.00)    $    (0.00)    $    (0.00)
====================================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                                         12,435,000     11,230,000     11,829,208     11,230,000
====================================================================================================================================

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Cash Flows
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)

-------------------------------------------------------------------------------------------------------------
                                                    Cumulative from
                                                      June 27, 2005
                                                     (inception) to     Six months ended     Six months ended
                                                  February 29, 2008    February 29, 2008    February 28, 2007
-------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net (Loss) for the period                         $        (24,306)    $         (7,451)    $            (68)

Changes in operating assets and liabilities
- (increase) decrease in prepaid expenses                        -                    -               (2,425)
- (increase) decrease in security deposit                   (3,763)                   -                    -
- accounts payable and accrued liabilities                   9,007                1,500               (2,184)
-------------------------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                      (19,062)              (5,951)              (4,677)
-------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Proceeds from promissory note                               15,000                    -                    -
Proceeds from issuance of common stock                      75,250               60,250                    -
-------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                   90,250               60,250                    -
-------------------------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                       71,188               54,299               (4,677)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                   -               16,889                8,087
-------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD          $         71,188     $         71,188     $          3,410
=============================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                     $              -     $              -     $              -
=============================================================================================================

Income taxes paid                                 $              -     $              -     $              -
=============================================================================================================

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Castmor Resources Ltd. (hereinafter "the Company") was incorporated in the State of Nevada, U.S.A., on June 27, 2005. The Company's fiscal year end is August 31.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. In 2005, the Company acquired mineral interests in two non-contiguous properties located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada and has not yet determined whether these properties contain reserves that are economically recoverable.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $24,306 since inception and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition, exploration and development of profitable operations from its mineral properties. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting  Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at February 29, 2008, there were no cash equivalents.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of February 29, 2008, the Company had no amounts in a bank beyond insured limits.

Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Fair  Value  of  Financial  Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents, accounts payable and accrued liabilities and promissory note. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

Long-lived  assets  impairment

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Assets  retirement  obligations

The Company has adopted SFAS No 143, Accounting for Assets Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at February 29, 2008, the Company does not have any asset retirement obligations.

Costs associated with environmental remediation obligations will be accrued when it is probable that such costs will be incurred and they can be reasonably estimated.

Stock-Based  Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended February 29, 2008.

Comprehensive  Income

The  Company  adopted  Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.
The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended February 29, 2008.

Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

New  Accounting  Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The fair value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statements objective is to improve financial reporting by providing the Company with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB's long-term measurement objective for accounting for financial instruments. The adoption of SFAS 159 did not have an impact on the Company's financial statements. The Company presently comments on significant accounting policies (including fair value of financial instruments) in Note 2 to the financial statements.

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141,(revised 2007), "Business Combinations". SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - An amendment of ARB No. 51".SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity. The noncontrolling interest's portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

NOTE  3  -  MINERAL  PROPERTY  INTEREST

On October 31, 2005 the Company acquired a 100% interest in two non-contiguous mineral claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada. The claims were acquired from a non-affiliated third party for a consideration of $4,250 CAD which covered an exploration program security deposit and staking and other related costs of $401 (CAD$450) and $3,199 (CAD$3,800), respectively. The Company expensed the staking and other related costs of $3,199 in connection with the acquisition of the mineral claims.

One of the licenses comprising eight claims, was inadvertently allowed to expire and was cancelled on January 24, 2007. The Company reacquired a 100% interest in the same eight claims under a new mineral license by a Transfer of Mineral Disposition dated July 16, 2007, from a non-affiliated third party, for $505 CAD. The Company expensed the entire cost of reacquiring the mineral claims.

Up to February 29, 2008, the Company had made $3,763 (CAD$4,050) exploration program security deposit. The Company is required to incur exploration expenditures of CAD$6,750 for the above noted mineral claims before July 13, 2008. Failure in compliance of the exploration requirement will result the forfeiture of the exploration program deposit made to the mining division of Labrador Canada.

NOTE  4  -  PROMISSORY  NOTE

On July 31, 2007, the Company issued an unsecured promissory note of $15,000 to a non affiliated party, bearing an interest rate of 20% per annum, maturing on July 31, 2008. As at February 29, 2008, the note has accrued interest of $1,750.

NOTE  5  -  PREFERRED  AND  COMMON  STOCK

The Company has 50,000,000 shares of preferred stock authorized and none issued.

The Company has 100,000,000 shares of common stock authorized, of which 12,435,000 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no preemptive rights.

The Company did not sell any shares of its common stock during the three month period ended February 29, 2008. During the three month period ended November 30, 2007, the Company sold 1,205,000 shares of common stock at $0.05 per share under a registered public offering for gross proceeds of $60,250. The Company did not issue any shares during the year ended August 31, 2007. During the year ended August 31, 2006, the Company issued 750,000 shares of common stock for cash consideration of $15,000 and 180,000 shares of common stock for settlement of debt of $3,600.

NOTE 6 - COMMITMENT AND CONTINGENCY

See Note 3

NOTE 7 - SEGMENT INFORMATION

The Company currently conducts all of its operations in Canada

CHANG LEE LLP
CHARTERED ACCOUNTANTS
                                                           505-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3776
                                                              Fax:  604-688-3373



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS  OF

CASTMOR  RESOURCES  LTD.
(An exploration stage company)

We have audited the accompanying balance sheets of Castmor Resources Ltd. (an exploration stage company) as at August 31, 2007 and 2006 and the related statements of stockholders' equity, operations and cash flows for the period from June 27, 2005 (date of inception) to August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2007 and 2006 and the results of its operations and its cash flows for the period from June 27, 2005 (date of inception) to August 31, 2007, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                            Chang Lee LLP
April  21,  2008                                          Chartered  Accountants


CASTMOR RESOURCES LTD.
(An exploration stage company)

Balance Sheets
August 31, 2007
(Expressed in U.S. Dollars)

-----------------------------------------------------------------------------------------------------------
                                                                                   August 31      August 31
                                                                                        2007           2006
-----------------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                        $   16,889     $    8,087
Prepaid expenses                                                                          -            623
Mineral resource security deposit                                                     3,763          1,653
-----------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                     $   20,652     $   10,363
===========================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                              2,877          2,184
Promissory note                                                                      15,000              -
-----------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                    17,877          2,184
-----------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

SHARE CAPITAL
Authorized:
    50,000,000 preferred shares at a par value of $0.0001 per share
        Issued and outstanding:  Nil
    100,000,000 common shares with a par value of $0.0001 per share
        Issued and outstanding:  11,230,000 common shares                             1,123          1,123
                                (August 31, 2006:  11,230,000)

ADDITIONAL PAID-IN CAPITAL                                                           18,507         18,507

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                                  (16,855)       (11,451)
-----------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                                            2,775          8,179
-----------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $   20,652     $   10,363
===========================================================================================================

The accompanying notes are an integral part of these financial statements.


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Stockholders' Equity
For the period from June 27, 2005 (inception) to August 31, 2007
(Expressed in U.S. Dollars)

------------------------------------------------------------------------------------------------------------------------
                                                                                                  Deficit
                                                                                              accumulated          Total
                                                                                  Additional       during  stockholders'
                                             Preferred Stock       Common Stock      paid-in  exploration         equity
                                              Shares  Amount      Shares  Amount     capital        stage   (deficiency)
------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for settlement of
     debt July 16, 2005 ($0.0001 per share)        -  $    -  10,300,000  $1,030  $        -  $        -   $      1,030

Loss and comprehensive loss for the period         -       -           -       -           -      (1,914)        (1,914)
------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2005                           -       -  10,300,000  $1,030  $        -  $   (1,914)  $       (884)
------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     October 25, 2005 ($0.02 per share)            -  $    -     750,000  $   75  $   14,925  $        -   $     15,000

Issuance of common stock for settlement of
     debt October 31, 2005 ($0.02 per share)       -  $    -     180,000  $   18  $    3,582  $        -   $      3,600

Loss and comprehensive loss for the year           -       -           -       -           -      (9,537)        (9,537)
------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2006                           -  $    -  11,230,000  $1,123  $   18,507  $  (11,451)  $      8,179
------------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year           -       -           -       -           -      (5,404)        (5,404)
------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2007                           -  $    -  11,230,000  $1,123  $   18,507  $  (16,855)  $      2,775
========================================================================================================================

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(A exploration stage company)

Statements of Operations
(Expressed in U.S. Dollars)


---------------------------------------------------------------------------------------------------------------
                                                        Cumulative from
                                                          June 27, 2005
                                                         (inception) to          Year ended         Year ended
                                                        August 31, 2007     August 31, 2007    August 31, 2006
---------------------------------------------------------------------------------------------------------------

EXPENSES

Bank charges                                            $           75      $           51     $           24
Consulting fees                                                    398                   -                  -
Interest                                                           250                 250                  -
Office expenses                                                  5,031               1,684              2,308
Professional fees                                                6,101               2,500              3,601
Resource property acquisition and exploration costs              5,000                 919              3,604
---------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                            16,855               5,404              9,537
---------------------------------------------------------------------------------------------------------------

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD          $      (16,855)     $       (5,404)    $       (9,537)
---------------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                            $        (0.00)    $        (0.00)
===============================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                                             11,230,000         11,086,904
---------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Cash Flows
(Expressed in U.S. Dollars)

--------------------------------------------------------------------------------------------------------
                                                   Cumulative from
                                                     June 27, 2005
                                                    (inception) to         Year ended         Year ended
                                                  Augusts 31, 2007    August 31, 2007    August 31, 2006
--------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net (Loss) for the period                         $       (16,855)    $       (5,404)    $       (9,537)

Changes in operating assets and liabilities
- (increase) decrease in prepaid expenses                       -                623               (623)
- (increase) decrease in security deposit                  (3,763)            (2,110)            (1,653)
- accounts payable and accrued liabilities                  7,507                693              4,900
--------------------------------------------------------------------------------------------------------

NET CASH (USED IN) OPERATING ACTIVITIES                   (13,111)            (6,198)            (6,913)
--------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Proceeds from promissory note                              15,000             15,000                  -
Proceeds from issuance of common stock                     15,000                  -             15,000
--------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                  30,000             15,000             15,000
--------------------------------------------------------------------------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                      16,889              8,802              8,087

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                  -              8,087                  -
--------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD          $        16,889     $       16,889     $        8,087
========================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                     $             -     $            -     $            -
========================================================================================================

Income taxes paid                                 $             -     $            -     $            -
========================================================================================================

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Castmor Resources Ltd. (hereinafter "the Company") was incorporated in the State of Nevada, U.S.A., on June 27, 2005. The Company's fiscal year end is August 31.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. In 2005, the Company acquired mineral interests in two non-contiguous properties located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada and has not yet determined whether these properties contain reserves that are economically recoverable.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $16,855 since inception and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition, exploration and development of profitable operations from its mineral properties. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting  Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at August 31, 2007 and 2006, there were no cash equivalents.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. As of August 31, 2007 and 2006, the Company had no amounts in a bank beyond insured limits.

Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Fair  Value  of  Financial  Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents, accounts payable and accrued liabilities and promissory note. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. To date, the Company has not established the commercial feasibility of its exploration prospects; therefore, all costs are being expensed.

Long-lived  assets  impairment

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Assets  retirement  obligations

The Company has adopted SFAS No 143, Accounting for Assets Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at August 31, 2007 and 2006, the Company does not have any asset retirement obligations.

Costs associated with environmental remediation obligations will be accrued when it is probable that such costs will be incurred and they can be reasonably estimated.

Stock-Based  Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended August 31, 2007 and 2006.

Comprehensive  Income

The  Company  adopted  Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.
The Company is disclosing this information on its Statement of Stockholders' Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended August 31, 2007 and 2006.

Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

New  Accounting  Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The fair value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statements objective is to improve financial reporting by providing the Company with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB's long-term measurement objective for accounting for financial instruments. The adoption of SFAS 159 did not have an impact on the Company's financial statements. The Company presently comments on significant accounting policies (including fair value of financial instruments) in Note 2 to the financial statements.

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141,(revised 2007), "Business Combinations". SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - An amendment of ARB No. 51".SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity. The noncontrolling interest's portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

NOTE  3  -  MINERAL  PROPERTY  INTEREST

On October 31, 2005 the Company acquired a 100% interest in two non-contiguous mineral claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada. The claims were acquired from a non-affiliated third party for cash consideration of $4,250 CAD, which covered an exploration program security deposit and staking and other related costs of $401 (CAD$450) and $3,199 (CAD$3,800), respectively. The Company expensed the staking and other related costs of $3,199 in connection with the acquisition of the mineral claims

One of the licenses comprising eight claims, was inadvertently allowed to expire and was cancelled on January 24, 2007. The Company reacquired a 100% interest in the same eight claims under a new mineral license by a Transfer of Mineral Disposition dated July 16, 2007, from a non-affiliated third party, for $505 CAD. The Company expensed the entire cost of reacquiring the mineral claims.

In connection with the above noted mineral property, the Company had made $3,763 (CAD$4,050) and $1,653 (CAD$1,800) for exploration program security deposit in fiscal year 2007 and 2006, respectively. The Company is required to incur exploration expenditures of CAD$6,750 for the above noted mineral claims before July 13, 2008. Failure in compliance of the exploration requirement will result the forfeiture of the exploration program deposit made to the mining division of Labrador Canada.

NOTE  4  -  PROMISSORY  NOTE

On July 31, 2007, the Company issued an unsecured promissory note of $15,000 to a non affiliated party, bearing an interest rate of 20% per annum, maturing on July 31, 2008. As at August 31, 2007, the note has accrued interest of $250.

NOTE  5  -  PREFERRED  AND  COMMON  STOCK

The Company has 50,000,000 shares of preferred stock authorized and none issued.

The Company has 100,000,000 shares of common stock authorized, of which 11,230,000 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no preemptive rights.

The Company issued no shares of common stock during the year ended August 31, 2007. During the year ended August 31, 2006, the Company issued 750,000 shares of common stock for cash consideration of $15,000 and 180,000 shares of common stock for settlement of debt of $3,600.

NOTE 6 - INCOME TAXES

At August 31, 2007, the Company had deferred tax assets of approximately $5,900 principally arising from net operating loss carryforwards for income tax purposes. As our management cannot determine that it is more likely than not that we will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at August 31, 2007. The significant components of the deferred tax asset at August 31, 2007 and 2006 were as follows:

--------------------------------------------------------------------------------
                                            August 31, 2007     August 31, 2006
Net operating loss carryforwards            $        5,900      $        4,000
--------------------------------------------------------------------------------
Valuation allowance                                 (5,900)             (4,000)
Net deferred tax asset                      $            -      $            -
--------------------------------------------------------------------------------

At August 31, 2007, we had net operating loss carryforwards of approximately $16,800, which expire in the year 2025 through 2027.


NOTE 7 - COMMITMENT AND CONTINGENCY

See Note 3

NOTE 8 - SEGMENT INFORMATION

The Company currently conducts all of its operations in Canada

NOTE 9 - SUBSEQUENT EVENT

Subsequent to the year end, the Company issued 1,205,000 shares of common stock at $0.05 per share under a registered public offering for gross proceeds of $60,250.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

In March 2008, we engaged the services of Chang Lee LLP, Chartered Accountants, of Vancouver, British Columbia, to provide an audit of our financial statements for the period from August 31, 2005 to August 31, 2007. This is our first auditor. We have no disagreements with our auditor through the date of this registration statement.

                ITEM 15.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements

See Item 13 above.

(b)     Exhibits

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EXHIBIT NO.     DOCUMENT
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3.1             Articles of Incorporation
3.2             Bylaws
99.1            Specimen Stock Certificate
99.2            Map of the Location of the White Bear Arm Property
99.3            Map of Mineral Exploration Licenses and Generalized Geology
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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CASTMOR RESOURCES LTD.




Date:                                        By /s/ Fidel Thomas
                                             Fidel Thomas
                                             Chief Executive Officer, President,
                                             Chief Financial Officer,
                                             Principal Accounting Officer
                                             and a director